SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ALLSTAR SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       STATE OF DELAWARE                                76-0515249
(State or Other Jurisdiction of              (I.R.S.Employer Identification No.)
Incorporation or Organization)

           6401 SOUTHWEST FREEWAY
               HOUSTON, TEXAS                                       77074
  (Address and Principal Executive Offices)                       (Zip Code)

If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become
filing pursuant to General               effective simultaneously with the
Instruction A.(c)(1), please check       effectiveness of a concurrent
the following box. [ ]                   registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A.(c)(2),
                                         please check the following box.
                                         [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


Title of Each Class                                Name of Each Exchange on
to be so Registered                                         Which
                                                Each Class is to be Registered
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        None
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of Class)

--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the common stock, par value $.01 per share (the "Common Stock"), of Allstar Systems, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within the Registration Statement of the Company on Form S-1 (the "S-1 Registration Statement") filed August 8, 1996 with the Securities and Exchange Commission (Registration No. 333-09789) which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

        The following is a list of all the exhibits required to be filed as part of this registration statement:


EXHIBIT NO.                                    EXHIBIT
------------                                --------------

      1.1 Specimen Stock Certificate representing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement filed by the Company on August 8, 1996 (Registration Number 333-09789)).


      2.1 Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement filed by the Company on August 8, 1996 (Registration Number 333-09789)).

      2.2 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the S- 1 Registration Statement filed by the Company on August 8, 1996 (Registration No. 333- 09789)).

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   ALLSTAR SYSTEMS, INC.


Date: June 18, 1997                                By: /S/JAMES H. LONG
                                                          James H. Long
                                                          PRESIDENT AND CHIEF
                                                          EXECUTIVE OFFICER